UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

WORKSPORT LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-27631	35-2696895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Rutherford Road, Suite 414

Vaughan, Ontario, Canada L4K 0B1

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	WKSP	The Nasdaq Stock Market LLC
Warrants to purchase common stock	WKSPW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2021, Worksport Ltd. (the “Company” or “us” or “we”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the underwriters, if any, named on Schedule I thereto (the “Representative”), relating to the Company’s firm commitment underwritten public offering (the “Offering”). Pursuant to the Underwriting Agreement, the Company agreed to sell 3,272,727 Units, each Unit consisting of one (1) share of Common Stock and one (1) Warrant to purchase one (1) share of Common Stock to the underwriters at a public offering price of $5.50 per Unit (the “Offering Price”), and granted the underwriters a 45-day over-allotment option to purchase up to 490,909 additional shares of Common Stock and/or 490,909 additional Warrants, equivalent to 15% of the shares of Common Stock sold in the Offering (the “Over-Allotment Option”), pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-256142) (the “Registration Statement”) and registration statement on Form S-1 (File No: 333-258429) (the “462(b) Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities. In exchange for the underwriters’ services, the Company agreed to (i) sell the Units to the underwriters at a purchase price of $5.11 for investors brought through the efforts of the underwriters and $5.28 per share for investors who have not been brought in by the underwriters; and (ii) issue the Representative a warrant to purchase shares of Common Stock (the “Representative’s Warrant”), representing 4% of the shares of Common Stock sold in the Offering.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Registration Statement was declared effective by the Securities and Exchange Commission (the “SEC”) on August 3, 2021. The 462(b) Registration Statement was effective upon filing with the SEC on August 5, 2021.

The Offering closed on August 6, 2021, whereby and the Company sold 3,272,727 Units to the Representative. In addition, the Representative purchased 490,909 Warrants pursuant to the Over-Allotment Option. The Company received gross proceeds of approximately $17,999,999 million from the Offering, and after deducting the underwriting commissions, discounts, and offering expenses payable by the Company, the Company received net proceeds of approximately $16,134,999 million.

On August 6, 2021, pursuant to the Underwriting Agreement, the Company issued the Representative’s Warrant to purchase up to an aggregate of 130,909 shares of Common Stock. The Representative’s Warrant may be exercised beginning on January 30, 2022 until August 3, 2024. The initial exercise price of the Representative’s Warrant is $6.05 per share, which represents 110% of the Offering Price.

The foregoing summary of the Representative’s Warrant is qualified in its entirety by reference to the full text of the form of Representative’s Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 3, 2021, the Company issued a press release with respect to the Company’s entering into the Underwriting Agreement, closing of the Offering, the listing of its Common Stock and Warrants on The Nasdaq Capital Market and pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated as of August 3, 2021 between the Company and Maxim Group LLC
4.1	Representative’s Warrant dated August 6, 2021
99.1	Press Release dated August 3, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: August 9, 2021	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)